UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2020

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2020, Cognizant Technology Solutions Corporation (the “Company”) announced the appointment of Mr. Jan Siegmund as Chief Financial Officer, effective September 1, 2020.

Prior to joining Cognizant, Mr. Siegmund served as Chief Financial Officer of Automatic Data Processing, Inc., one of the world’s leading global human capital management technology and service providers (“ADP”), from 2012 until 2019. Prior to his appointment as Chief Financial Officer, he served in various positions of increasing responsibility with ADP, including as ADP’s President - Added Value Services from 2007 to 2012 and Chief Strategy Officer from 2004 to 2012. He began his career at McKinsey & Company. Mr. Siegmund serves on the Board of Directors and Chair of the Audit Committee of The Western Union Company and as a Board Member of The LGBT Center – New York.

Mr. Siegmund holds a Master of Science in Industrial Engineering from the Technical University Karlsruhe, a Master of Arts in Economics from the University of California, Santa Barbara, and a PhD in Economics from the University of Bamberg and Technical University of Dresden.

Mr. Siegmund entered into an offer letter (the “Offer Letter”) with the Company that provides for annual target compensation of $6,100,000, consisting of (i) base salary of $800,000, (ii) an annual cash incentive target of 1x base salary ($800,000), (iii) performance stock units (“PSUs”) with a grant date fair value equal to $2,250,000 and (iv) restricted stock units (“PSUs”) with a grant date fair value equal to $2,250,000. For 2020, the award of PSUs will be pro-rated ($750,000, assuming a September 1, 2020 start date) and the award of RSUs will be in the form of a transition award with a grant date fair value of $3,375,000 to get Mr. Siegmund onto the annual first quarter RSU award cycle with other executive officers. Upon joining the Company, Mr. Siegmund will also receive a one-time, non-recurring award of RSUs with a grant date value of $1,500,000 that will vest in 12 equal quarterly installments over three years.

Under the terms of the Offer Letter, Mr. Siegmund will enter into an Executive Employment and Non-Disclosure, Non-Competition and Invention Assignment Agreement in the form generally applicable to executive officers of the Company (filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2017).

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the actual Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Siegmund will succeed Karen McLoughlin, who announced her retirement on July 29, 2020. Ms. McLoughlin will remain employed with the Company through December 31, 2020 to assist with the transition. In connection with her retirement, Ms. McLoughlin will be eligible to receive continued vesting of outstanding equity and her 2020 annual cash incentive, if the applicable performance goals are attained, in accordance with the applicable terms of the Company’s Retirement, Death and Disability Policy.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter with Jan Siegmund, effective as of July 8, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Matthew Friedrich
Name:	Matthew Friedrich
Title:	Executive Vice President, General Counsel and Chief
Corporate Affairs Officer

Date: July 29, 2020